Exhibit 99.1
The Ensign Group Reports Record Quarter; Q2 2011 Earnings of $0.60 per Share
Conference Call and Webcast Scheduled for August 4, 2011 at 10:30 am PT
MISSION VIEJO, California — August 3, 2011 — The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, hospice care and assisted and independent living companies, today reported record results for the second quarter of 2011.
Financial Highlights for the Quarter Include:
•	Same-store skilled mix revenue increased 429 basis points to 56.5%;

•
Due to the Company’s growth and a significant increase in skilled mix, consolidated EBITDAR climbed 28.6% to $33.1 million, with consolidated EBITDAR margins improving by 147 basis points to 17.8% and same-store EBITDAR margins increasing by 143 basis points to 18.4%;

•	Total revenue was a record $186.3 million, up 18.0% over the same quarter in 2010;

•	Consolidated net income climbed 34.9% to $13.0 million, or a record $0.60 per diluted share;

•	Same-store occupancy grew by 41 basis points to 82.4%; and

•	Management increased 2011 annual revenue guidance, projecting revenues of $755 million to $770 million, and reaffirmed earnings guidance at $2.15 to $2.25 per diluted share for the year.
Operating Results
Ensign’s President and Chief Executive Officer Christopher Christensen thanked the organization’s many leaders and key members for their exceptional results, both clinical and financial. “Their efforts have not only produced record operating results today, but have also laid a solid foundation for continued growth in months and years to come, regardless of any obstacles the future may hold,” he said.
He also addressed the anticipated impact of the recently-announced CMS 2012 final rule, which is calculated to cut Medicare reimbursement to skilled nursing facilities by a surprising 11.1% for fiscal 2012. “Despite the broader pain that will be afflicting the industry starting October 1, we are pleased to report that Ensign was built for exactly times like these. Our unique business model acknowledges, as a foundational principle, the unpredictability of operating in an environment dominated by government payors,” said Mr. Christensen.
“We have always worked to elevate the quality of our local leadership and empowered them to make the decisions on the fly which are necessary to respond appropriately to all manner of changes in their marketplaces, and we are confident that we can adjust quickly and effectively to this change,” he added.
He also noted that Ensign has historically avoided overleveraging its balance sheet or overpaying for its real estate. “This allows us to translate our operating margins into the highest and most reliable net margins in the industry,” he said, adding that with these margins the Company is “well positioned to weather these changes and even turn them to competitive advantages.”

Mr. Christensen also stated, “Most importantly, our business model focuses on moving the struggling facilities we typically acquire — with their low census, even lower skilled mix and acuity, and their correspondingly low average reimbursement rates — to higher-occupancy, higher-acuity, higher-reimbursement and higher-quality-of-care operating standards. This steady movement allows us to constantly mine the huge organic upside in our growing portfolio, in ways that often more-than offset temporary challenges in reimbursement or other changes.” He noted that Ensign has consistently produced double-digit growth in key operating metrics year after year, even in years when we have made very few acquisitions, faced reimbursement headwinds, or experienced other challenges.
Discussing the record results, Chief Financial Officer Suzanne Snapper reported that, although consolidated occupancy was essentially flat for the quarter as the Company has layered in a spate of new acquisitions since the first of the year, consolidated skilled census continues to grow, with a 10.5% increase in overall skilled days.
Ms. Snapper also reported that Ensign’s balance sheet carried an industry-low net-debt-to-EBITDAR ratio of 1.83x as of quarter end, and that the company continues to generate strong cash flow with cash on hand at quarter end of $38.1 million, and net cash from operations of $27.4 million for the six months. She noted further that the Company had acquired a previously-reported $150 million credit facility in July, and that even after using half of the facility to refinance existing debt and make acquisitions, Ensign’s balance sheet carries an industry-low net-debt-to-EBITDAR ratio of approximately 2.3x.
In other results, consolidated EBITDA grew by 34.1% to $29.7 million. Overall EBITDAR margins increased 147 basis points to 17.8% for the quarter.
Net income was $13.0 million for the quarter, as the company’s consolidated net income margin climbed 87 basis points to reach 7.0%, despite the expected downward pull of certain recently-acquired facilities that are still in turnaround mode.
Fully diluted GAAP earnings per share were a record $0.60 for the quarter, compared to $0.46 per share in the prior year. Adjusted non-GAAP earnings for the quarter were $0.61, compared to $0.47 per share in the prior year.
A discussion of the company’s use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company’s 10-Q, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2011 Guidance Revised
Management increased 2011 annual revenue guidance, projecting revenues of $755 million to $770 million, based on the recent growth in Ensign’s portfolio and the continuing shift in its patient mix toward a higher-acuity patient base. Earnings guidance was left unchanged at $2.15 to $2.25 per diluted share for the year.
Explaining the updated guidance, Ms. Snapper said, “The updated guidance takes into account the initial projected effects of the CMS final rule issued last Friday, as well as corresponding offsets produced by recent acquisitions, the continuing acuity shift across our portfolio, interest savings under our new credit facility, and other savings we expect to achieve. We plan to continue working through the changes imposed by the final rule and our responses to them during the current quarter.”

The guidance is based on diluted weighted average common shares outstanding of 21.7 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, an aggregate 1.0% projected decline in overall Medicaid reimbursement rates including expected provider tax increases, and taking into account the impact of variations in actual facility (versus aggregate state) rate changes in states like California which have facility-specific rates and Texas which has a patient-specific rate, and that tax rates do not materially increase. It excludes acquisition-related costs and amortization costs related to intangible assets acquired. It also excludes the effects of a one-time non-recurring charge associated with the prepayment of an existing mortgage, which was made after the end of the quarter.
Quarter Highlights
During the quarter, the company’s Board of Directors declared a quarterly cash dividend of $0.055 per share of Ensign common stock, consistent with the preceding quarter. Ensign has been a dividend-paying company since 2002.
On July 18, Management announced that Ensign and its operating subsidiaries had secured a $150,000,000 senior credit facility from a five-bank lending consortium arranged by SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC. The five-year credit facility includes a $75,000,000 revolving credit line that replaced Ensign’s expiring $50,000,000 accounts receivable line. It also included a $75,000,000 term loan component, approximately $40,000,000 of which was deployed immediately to refinance an existing mortgage that had been secured by six of Ensign’s facilities, for a longer term and at an interest rate reduction of more than 300 basis points. The other approximately $35,000,000 was used to fund fees associated with the financing and subsequent acquisitions.
During and after the quarter Management also announced the acquisition of 13 long-term care facilities, a home health business, and a home health and hospice business, in six separate transactions since March 31. The acquisitions expanded Ensign’s growing footprint into three new states: Nevada, Iowa and Nebraska. The facilities and businesses were purchased with cash.
On May 15, an Ensign subsidiary acquired Symbii Home Health and Hospice, a well-regarded home health and hospice agency based in Sandy, Utah, with branch offices in the cities of Layton and Orem, Utah. Management characterized the acquisition as an affirmation of Ensign’s satisfaction to date with the growth and development of its home health and hospice businesses. Symbii is operated by a subsidiary of Cornerstone Healthcare, Inc., Ensign’s home health and hospice-based portfolio subsidiary, joining Horizon Home Health and Hospice, Ensign’s existing home health and hospice operation in Idaho, and Custom Care Hospice, Ensign’s hospice operation in Dallas, Texas.
On June 1, Ensign expanded into Nevada by acquiring Grand Court Las Vegas, a 152-unit assisted and independent living facility in Las Vegas, Nevada. Management confirmed that Ensign expects the facility, which had an occupancy rate of approximately 85% at acquisition, to be operationally accretive to earnings in 2011.
On July 18, Ensign expanded into Iowa and Nebraska by acquiring nine long-term care properties and a small home health business from Careage Management, LLC, a well-regarded long-term care provider located in Sioux Falls, Iowa. The nine homes include 549 skilled nursing beds and 72 assisted living units. They have a relatively high private-pay census, and rely less on state Medicaid programs for revenues than most Ensign acquisitions have done historically. Management confirmed that Ensign expects the portfolio, which had an occupancy rate of approximately 74% at acquisition, to be operationally accretive to earnings in 2011.

On August 1, Ensign acquired Hurricane Health and Rehabilitation Center, a 48-bed skilled nursing facility in Hurricane, Utah. Hurricane Health had an occupancy rate of approximately 75% at acquisition, and is expected to be operationally accretive to earnings starting immediately.
Also on August 1, Ensign acquired Lakeland Hills Independent & Assisted Living Community, a 167-unit assisted and independent living facility in Dallas, Texas. Lakeland is operated by a subsidiary of Bridgestone Living, Inc., Ensign’s seniors housing subsidiary. Bridgestone and Ensign have expanded Ensign’s assisted and independent living base at an accelerated pace over the past twelve months, with significant acquisitions in Denver, Colorado, Ventura, California, Las Vegas, Nevada, Abilene, Texas, Salt Lake City, Utah, and now Dallas. Bridgestone expects operations in the Lakeland property, which had an occupancy rate of approximately 89% at acquisition, to be operationally accretive to earnings starting immediately.
Finally, on August 1 Ensign acquired Oceanview Healthcare and Rehabilitation Center, a 134-bed skilled nursing facility in Texas, City Texas, which will be operated by a subsidiary of Ensign’s Texas-based Keystone Care, Inc. portfolio company. Oceanview had an occupancy rate of approximately 70% at acquisition, and is expected to be operationally accretive to earnings in 2011.
The acquisitions brought Ensign’s growing portfolio to 99 facilities, 70 of which are Ensign-owned, with Ensign affiliates holding purchase options on eight of Ensign’s 29 leased facilities. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care operations across the United States.
Conference Call
A live webcast will be held on Thursday, August 4, 2011 at 10:30 a.m. Pacific Time (1:30 p.m. Eastern Time) to discuss Ensign’s second quarter 2011 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, August 26, 2011.
About Ensign™
The Ensign Group, Inc.’s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 99 facilities, three hospice companies and three home health businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa and Nebraska. Each of these facilities is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,”

“potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward- looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the posting of this press release.
Contact Information (Media Only)
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP AND ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30, 2011				June 30, 2011
	As	Non-		As	As	Non-		As
	Reported	GAAP Adj.		Adjusted	Reported	GAAP Adj.		Adjusted
Revenue	$186,326			$186,326	$369,269			$369,269
Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	145,637	(133	)(1)	145,504	288,792	(204	)(1)	288,588
Facility rent—cost of services	3,433			3,433	7,049			7,049
General and administrative expense	7,592			7,592	14,993			14,993
Depreciation and amortization	5,546	(339	)(2)	5,207	10,605	(559	)(2)	10,046

Total expenses	162,208	(472)		161,736	321,439	(763)		320,676
Income from operations	24,118	472		24,590	47,830	763		48,593
Other income (expense):
Interest expense	(2,739)			(2,739)	(5,466)			(5,466)
Interest income	75			75	130			130

Other expense, net	(2,664)			(2,664)	(5,336)			(5,336)
Income before provision for income taxes	21,454	472		21,926	42,494	763		43,257
Provision for income taxes	8,478	187	(3)	8,665	16,772	302	(3)	17,074

Net income	$12,976	285		$13,261	$25,722	461		$26,183

Net income per share:
Basic	$0.62			$0.63	$1.23			$1.25

Diluted	$0.60			$0.61	$1.19			$1.22

Weighted average common shares outstanding:
Basic	20,909			20,909	20,881			20,881

Diluted	21,579			21,579	21,535			21,535

(1)	Represents acquisition-related costs expenses.

(2)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(3)	Represents the tax impact of acquisition costs and patient base non-GAAP adjustments represented in entries (1) and (2).

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)
The table below reconciles net income to EBITDA and EBITDAR for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Consolidated Statement of Income Data:
Net income	$12,976	$9,619	$25,722	$18,967
Interest expense, net	2,664	2,245	5,336	4,458
Provision for income taxes	8,478	6,230	16,772	12,356
Depreciation and amortization	5,546	4,023	10,605	7,978

EBITDA	$29,664	$22,117	$58,435	$43,759

Facility rent—cost of services	3,433	3,616	7,049	7,191

EBITDAR	$33,097	$25,733	$65,484	$50,950

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(In thousands)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$38,111	$72,088
Accounts receivable—less allowance for doubtful accounts of $11,068 and $9,793 at June 30, 2011 and December 31, 2010, respectively	77,696	69,437
Prepaid income taxes	1,427	1,333
Prepaid expenses and other current assets	7,072	7,175
Deferred tax asset—current	10,147	9,975

Total current assets	134,453	160,008
Property and equipment, net	321,745	262,527
Insurance subsidiary deposits and investments	16,261	16,358
Escrow deposits	1,450	14,422
Deferred tax asset	6,669	4,987
Restricted and other assets	10,504	6,509
Intangible assets, net	4,202	4,070
Goodwill	11,751	10,339
Other indefinite-lived intangibles	1,241	672

Total assets	$508,276	$479,892

Liabilities and stockholders’ equity Current liabilities:
Accounts payable	$19,455	$17,897
Accrued wages and related liabilities	35,059	37,377
Accrued self-insurance liabilities—current	11,518	11,480
Other accrued liabilities	13,142	13,557
Current maturities of long-term debt	3,026	3,055

Total current liabilities	82,200	83,366
Long-term debt—less current maturities	137,124	139,451
Accrued self-insurance liabilities—less current portion	31,438	25,920
Deferred rent and other long-term liabilities	2,643	2,952
Stockholders’ equity	254,871	228,203

Total liabilities and stockholders’ equity	$508,276	$479,892

The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Six Months Ended
	June 30,
	2011	2010
	(In thousands)
Net cash provided by operating activities	$27,446	$14,903
Net cash used in investing activities	(58,245)	(25,153)
Net cash used in financing activities	(3,178)	(2,252)

Net decrease in cash and cash equivalents	(33,977)	(12,502)
Cash and cash equivalents at beginning of period	72,088	38,855

Cash and cash equivalents at end of period	$38,111	$26,353

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Dollars in thousands)
The following tables summarize our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended
	June 30,
	2011	2010
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$186,326	$157,948	$28,378	18.0%
Number of facilities at period end	87	81	6	7.4%
Actual patient days	746,995	667,858	79,137	11.8%
Occupancy percentage — Operational beds	79.2%	79.3%		(0.1)%
Skilled mix by nursing days	26.3%	24.8%		1.5%
Skilled mix by nursing revenue	52.7%	48.2%		4.5%

	Three Months Ended
	June 30,
	2011	2010
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$139,926	$127,044	$12,882	10.1%
Number of facilities at period end	60	60	—	—%
Actual patient days	519,334	517,898	1,436	0.3%
Occupancy percentage — Operational beds	82.4%	81.9%		0.5%
Skilled mix by nursing days	29.5%	27.9%		1.6%
Skilled mix by nursing revenue	56.5%	52.2%		4.3%

	Three Months Ended
	June 30,
	2011	2010
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$28,166	$24,852	$3,314	13.3%
Number of facilities at period end	17	17	—	—%
Actual patient days	128,207	126,249	1,958	1.6%
Occupancy percentage — Operational beds	71.7%	70.6%		1.1%
Skilled mix by nursing days	17.2%	14.1%		3.1%
Skilled mix by nursing revenue	39.4%	31.0%		8.4%

	Three Months Ended
	June 30,
	2011	2010
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$18,234	$6,052	$12,182	NM
Number of facilities at period end	10	4	6	NM
Actual patient days	99,454	23,711	75,743	NM
Occupancy percentage — Operational beds	74.5%	75.8%		NM
Skilled mix by nursing days	17.0%	13.8%		NM
Skilled mix by nursing revenue	38.6%	28.8%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2008.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2008 to December 31, 2009.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2010.

	Six Months Ended
	June 30,
	2011	2010
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$369,269	$312,122	$57,147	18.3%
Number of facilities at period end	87	81	6	7.4%
Actual patient days	1,478,480	1,316,942	161,538	12.3%
Occupancy percentage — Operational beds	79.9%	79.4%		0.5%
Skilled mix by nursing days	26.3%	25.4%		0.9%
Skilled mix by nursing revenue	52.8%	49.0%		3.8%

	Six Months Ended
	June 30,
	2011	2010
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$280,145	$253,908	$26,237	10.3%
Number of facilities at period end	60	60	—	—%
Actual patient days	1,041,109	1,032,196	8,913	0.9%
Occupancy percentage — Operational beds	83.0%	82.1%		0.9%
Skilled mix by nursing days	29.5%	28.4%		1.1%
Skilled mix by nursing revenue	56.6%	52.8%		3.8%

	Six Months Ended
	June 30,
	2011	2010
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$55,556	$49,356	$6,200	12.6%
Number of facilities at period end	17	17	—	—%
Actual patient days	256,390	250,159	6,231	2.5%
Occupancy percentage — Operational beds	72.1%	70.4%		1.7%
Skilled mix by nursing days	16.8%	14.3%		2.5%
Skilled mix by nursing revenue	38.7%	31.5%		7.2%

	Six Months Ended
	June 30,
	2011	2010
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$33,568	$8,858	$24,710	NM
Number of facilities at period end	10	4	6	NM
Actual patient days	180,981	34,587	146,394	NM
Occupancy percentage — Operational beds	75.3%	76.0%		NM
Skilled mix by nursing days	16.3%	16.5%		NM
Skilled mix by nursing revenue	37.8%	31.4%		NM

(4)	Same Facility results represent all facilities purchased prior to January 1, 2008.

(5)	Transitioning Facility results represents all facilities purchased from January 1, 2008 to December 31, 2009.

(6)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2010.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS
BY PAYOR
The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2011	2010	2011	2010	2011	2010	2011	2010	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$641.77	$548.05	$539.48	$440.66	$514.91	$392.61	$618.67	$527.95	17.2%
Managed care	366.85	344.42	444.41	416.98	402.16	361.13	375.04	348.56	7.6%
Other skilled	539.38	539.19	414.68	—	569.69	622.49	534.76	541.75	(1.3)%
Total skilled revenue	529.72	468.30	508.13	436.21	506.85	405.46	526.05	463.57	13.5%
Medicaid	167.57	162.87	160.38	155.86	163.80	158.65	165.84	161.22	2.9%
Private and other payors	187.55	183.50	170.51	175.81	169.41	166.79	181.33	180.74	0.3%
Total skilled nursing revenue	$276.36	$250.40	$221.51	$198.23	$223.31	$194.30	$262.43	$238.54	10.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2011	2010	2011	2010	2011	2010	2011	2010	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$640.81	$549.52	$529.47	$442.14	$511.12	$383.86	$617.00	$529.91	16.4%
Managed care	365.92	342.39	442.81	415.10	416.57	365.36	373.77	346.62	7.8%
Other skilled	535.91	542.84	431.88	—	571.77	623.46	533.18	545.41	(2.2)%
Total skilled revenue	529.01	468.17	502.26	436.98	505.11	402.81	524.83	463.68	13.2%
Medicaid	167.07	162.73	158.28	156.73	161.10	173.45	164.85	161.75	1.9%
Private and other payors	187.27	182.66	172.80	172.01	164.62	175.56	181.14	179.91	0.7%
Total skilled nursing revenue	$276.10	$251.58	$217.94	$199.15	$218.03	$211.67	$261.34	$240.63	8.6%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended June 30, 2011:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Revenue:
Medicare	38.4%	33.5%	28.3%	25.4%	34.5%	20.5%	36.7%	31.8%
Managed care	14.9	15.0	10.5	5.6	2.7	4.7	13.5	13.2
Other skilled	3.2	3.7	0.6	—	1.4	3.6	2.5	3.2

Skilled mix	56.5	52.2	39.4	31.0	38.6	28.8	52.7	48.2
Private and other payors	7.0	8.1	10.7	12.8	17.0	16.5	8.2	9.1

Quality mix	63.5	60.3	50.1	43.8	55.6	45.3	60.9	57.3
Medicaid	36.5	39.7	49.9	56.2	44.4	54.7	39.1	42.7

Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Days:
Medicare	16.5%	15.3%	11.6%	11.5%	14.9%	10.1%	15.5%	14.4%
Managed care	11.3	10.9	5.2	2.6	1.5	2.6	9.4	9.0
Other skilled	1.7	1.7	0.4	—	0.6	1.1	1.4	1.4

Skilled mix	29.5	27.9	17.2	14.1	17.0	13.8	26.3	24.8
Private and other payors	10.2	11.0	13.9	14.5	22.4	19.2	11.8	12.0

Quality mix	39.7	38.9	31.1	28.6	39.4	33.0	38.1	36.8
Medicaid	60.3	61.1	68.9	71.4	60.6	67.0	61.9	63.2

Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the six months ended June 30, 2011:

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Revenue:
Medicare	38.4%	34.0%	28.0%	25.8%	33.6%	21.3%	36.6%	32.5%
Managed care	15.0	15.1	10.1	5.7	2.7	5.5	13.5	13.4
Other skilled	3.2	3.7	0.6	—	1.5	4.6	2.7	3.1

Skilled mix	56.6	52.8	38.7	31.5	37.8	31.4	52.8	49.0
Private and other payors	7.1	7.9	10.8	12.3	17.0	16.6	8.2	8.8

Quality mix	63.7	60.7	49.5	43.8	54.8	48.0	61.0	57.8
Medicaid	36.3	39.3	50.5	56.2	45.2	52.0	39.0	42.2

Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Days:
Medicare	16.5%	15.6%	11.5%	11.6%	14.3%	11.7%	15.5%	14.7%
Managed care	11.3	11.1	5.0	2.7	1.4	3.2	9.4	9.3
Other skilled	1.7	1.7	0.3	—	0.6	1.6	1.4	1.4

Skilled mix	29.5	28.4	16.8	14.3	16.3	16.5	26.3	25.4
Private and other payors	10.5	10.9	13.6	14.3	22.5	20.0	11.9	11.8

Quality mix	40.0	39.3	30.4	28.6	38.8	36.5	38.2	37.2
Medicaid	60.0	60.7	69.6	71.4	61.2	63.5	61.8	62.8

Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE
The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011		2010		2011		2010
	$	%	$	%	$	%	$	%
Revenue:
Medicaid	$67,080	36.0%	$64,002	40.5%	$133,306	36.1%	$125,656	40.3%
Medicare	68,964	37.0	50,589	32.1	136,605	37.0	101,711	32.6
Medicaid-skilled	4,296	2.3	4,624	2.9	8,706	2.4	9,041	2.9

Total	140,340	75.3	119,215	75.5	278,617	75.5	236,408	75.8
Managed Care	24,175	13.0	20,222	12.8	48,317	13.1	40,791	13.0
Private and Other	21,811	11.7	18,511	11.7	42,335	11.4	34,923	11.2

Total revenue	$186,326	100.0%	$157,948	100.0%	$369,269	100.0%	$312,122	100.0%

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company’s Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC’s website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.